UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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TORTOISE ENERGY INDEPENDENCE FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tortoise



Tortoise Energy Independence Fund (NDP)

Presentation to Institutional Shareholder Services

July 2024

The Fund's board is currently comprised of well-qualified, professional and trusted individuals

Conrad S. Ciccotello

- Joined NDP board in 2012
- Currently a Professor and the Director of the Reiman School of Finance in the Daniels College of Business at the University of Denver
- Previously, Chairman of the Department of Risk Management and Insurance at the Robinson College of Business, Georgia State University, where he was also the Director of the Asset and Wealth Management Program
- Currently serves as a Research Fellow in the TIAA Institute where his research has been entered into the Congressional Record and cited in the Federal Register, and he has been quoted in numerous outlets, including the Wall Street Journal, New York Times, and Washington Post
- For eight years, served as the investment consultant for the University System of Georgia defined contribution retirement plan
- Over 60 publications, including several papers on master limited partnerships (MLPs), the subject of his doctoral dissertation at the Pennsylvania State University

Alexandra Herger

- Joined NDP board in 2015
- Held several leadership positions during her 35-year career in energy, serving as interim vice president of exploration for Marathon Oil and director of international exploration and new ventures for Marathon Oil from 2008 to 2014, and in various positions with Shell Exploration and Production Co. between 2002 and 2008.
- Held positions at Enterprise Oil and Hess Corp. and began her career at Exxon Corp. where she held various onshore U.S., offshore Gulf of Mexico, and international assignments in exploration, production and planning departments.
- Member of the Society of Exploration Geophysicists, the American Association of Petroleum Geologists, the Houston Geological Society and the Southeast Asia Petroleum Exploration Society
- Member of the Leadership Texas/ Foundation for Women's Resources since 2010

H. Kevin Birzer (Interested Director)

- Joined NDP board in 2012
- Co-founded Tortoise in 2002 and one of its predecessor firms, Fountain Capital Management, a high-yield bond management firm, more than 30 years ago
- Serves as chairman of TortoiseEcofin's Board of Directors and closed-end funds board
- Has more than 42 years of industry experience at various firms including F. Martin Koenig & Co., where he focused on equity and options investments, and Drexel Burnham Lambert, where he served as vice president in the corporate finance department and KPMG Peat Marwick as a senior accountant
- CFA® charterholder

Rand C. Berney

- Joined NDP board in 2014
- Incumbent board member nominated for re-election

See next slide for full bio details

Jennifer Paquette

- Joined NDP board in 2018
- Not standing for re-election at the upcoming annual meeting

NDP's highly accomplished board members have consistently advocated for stockholders

The Fund's board nominee is well qualified, experienced and focused on providing long-term performance for stockholders

Rand C. Berney, CPA, CIA®, CMA®

High Level Qualifications

- Long-tenured team member of the Fund's board and familiar with NDP
- Significant experience overseeing closed-end funds since 2014
- Serves as **Chairman of the Fund's Audit and Valuation Committee** and is an "audit committee financial expert" as defined by the Securities and Exchange Commission
- Long-standing experience in the energy sector

Related Experience

Academic accomplishments
Formerly Executive-in-Residence, College of Business Administration, Kansas State University from 2012-2022, MBA with emphasis in Finance and Management

Corporate leadership
Formerly Senior Vice President of Corporate Shared Services of ConocoPhillips from April 2009 to 2012, Vice President and Controller of ConocoPhillips from 2002 to April 2009, and Vice President and Controller of Phillips Petroleum Company from 1997 to 2002

Accounting accolades
Member of the Oklahoma Society of CPAs, the Financial Executive Institute, American Institute of Certified Public Accountants, the Institute of Internal Auditors and the Institute of Management Accountants

The incumbent Board member nominated for re-election serves as the Chairman of the Audit and Valuation Committee. The Fund's nominee should be re-elected to the board to serve as the Fund's Audit and Valuation Committee Chairman

CPA = Certified Public Accountant, CIA® = Certified Internal Auditor®, CMA® = Certified Management Accountant

The proposed board nominees are not qualified, experienced or focused on providing long-term performance for stockholders

The proposed board nominees should not be elected to the board

Gabriel D. Gliksberg

Qualifications

- Manager of ATG Capital Management, LLC
- Manages and oversees multiple private and public operating companies and investment companies
- Adviser to stockholders of NDP representing approximately 4.97% of NDP's outstanding common stock

Aaron T. Morris

Qualifications

- Co-founder of Morris Kandinov LLP
- Legal experience in federal securities regulation and litigation and, specifically, in matters involving the management and oversight of mutual funds, ETFs, closed-end funds, and other investment vehicles

The nominees lack relevant and related experience needed for the role of Chairman of the Fund's Audit and Valuation Committee

Tortoise

The information above is based solely on content provided by the proposed nominees.

The Fund's board nominee is uniquely qualified and has a record of taking action to provide value to stockholders

The Fund's board nominee has the expertise needed in the energy sector, with closed-end fund oversight, financial management and midstream strategies

The board nominee has taken action to address the discount, provide strong performance and provide value to stockholders

Board actions taken to mitigate discount

- ✓ Adopted managed distribution policy
- ✓ Capped operating expenses
- ✓ Increased NAV based dividend targets to 7-10% of NAV
- ✓ Approved conditional tender offer of 5% if discount over 10% during 2 time periods

Solid recent performance driven by proven investment approach

The Fund's board has prioritized the Fund's performance

NDP Annualized Performance as of June 30, 2024



40%
30%
20%
10%
0%
-10%
-20%
Significant negative impact from deleveraging during unprecedented global pandemic
1 year
3 years
5 years
10 years
Since Inception
NDP Market Price
NDP NAV
S&P 500 Energy Select Sector Index

Performance data quoted represents past performance; past performance does not guarantee future results. As with any other stock, total return and market value will fluctuate so that an investment, when sold, may be worth more or less than its original cost. Due to market volatility, current performance may be lower or higher than the figures shown. For current performance information, visit www.tortoiseadvisors.com.

Tortoise

NDP expenses are in line with the Tortoise funds' peer group

Fund name	Ticker	Net Management Fee	Total Operating Expenses
Tortoise Energy Independence Fund	NDP	0.77%	1.35%
BlackRock Energy and Resources	BGR	0.98%	1.07%
Kayne Anderson Midstream Energy Fund	KMF	1.25%	1.52%
First Trust Energy Infrastructure Fund	FIF	1.00%	1.17%
Kayne Anderson MLP Fund	KYN	1.38%	1.53%
ClearBridge Energy MLP	CEM	0.95%	1.19%
ClearBridge Energy MLP Opportunity Fund	EMO	0.95%	1.25%
ClearBridge Energy MLP Total Return Fund	CTR	0.95%	1.27%
DNP Select Income Fund Inc	DNP	0.60%	0.83%
Calamos Strategic Total Return Fund	CSQ	1.00%	1.05%
Macquarie/First Tru Glo Infra/Util Div & Income	MFD	1.00%	1.27%
Wells Fargo Utilities & High Income Fund	ERH	0.50%	0.76%
Clough Global Opportunities Fund	GLO	1.00%	1.59%

Peer group and expense data shown above is from 2023 Tortoise 15c.

Growing dividends to increase stockholder value

Over the past 3 years, the Fund's board has steadily increased the Fund's dividend by 103% to increase value for stockholders

NDP Dividend Increases


$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
8/9/2021
11/9/2021
1/18/2022
5/10/2022
8/9/2022
11/8/2022
2/9/2023
5/9/2023
8/10/2023
11/9/2023
2/7/2024
5/8/2024

Tortoise

NDP discount narrowed significantly over 2024 YTD

The Fund's board has prioritized shrinking the Fund's discount

NDP Discount Improvements



(8.00)
(10.00)
(12.00)
(14.00)
(16.00)
(18.00)
(20.00)
1/1/2024
2/1/2024
3/1/2024
4/1/2024
5/1/2024
6/1/2024
7/1/2024

As of 6/30/2024

Current NDP Director brings critical skills needed to enhance stockholder value

The proposed nominees do not possess the comparable skills or expertise needed to increase value for stockholders

Skills	Rand C. Berney	Gabriel D. Gliksberg	Aaron T. Morris
Executive leadership	✓		
Independent (no conflicts of interest)	✓		
Public company management experience	✓	✓	
Academic appointment	✓		
Other Fund board position	✓		
Certified Public Accountant (CPA)	✓		
Certified Management Accountant (CMA®)	✓		
Audit Committee Financial Expert*	✓		
Certified Internal Auditor® (CIA®)	✓		
Legal and risk oversight	✓		✓
Consulting and business expertise	✓		
Energy sector experience	✓		

The information above is based solely on content provided by the proposed nominees. *As defined by the SEC.

Conclusion – Change is not warranted or recommended

The Fund's board nominee has been proactive, and a major asset to the board over the past 10 years

ISS should support the Fund's board nominee based on credentials and historical performance on the board

ISS should recommend that stockholders vote on the Fund's WHITE proxy card

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www.tortoiseadvisors.com